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                                                                Exhibit 4.1

SERIES B-1 CUMULATIVE CONVERTIBLE PREFERRED STOCK

[GRAPHIC] STATE SEAL

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SERIES B-1 CUMULATIVE CONVERTIBLE PREFERRED STOCK

[GRAPHIC] STATE SEAL

SEE REVERSE FOR CERTAIN DEFINITIONS

ITC/\DELTACOM

This certifies that

SPECIMEN

Is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE SERIES B-1 CUMULATIVE CONVERTIBLE PREFERRED STOCK, PAR VALUE OF $.01 PER SHARE, OF

ITC/\DeltaCom, Inc.

(hereinafter, the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and bylaws of the Corporation and all amendments thereto, copies of which are on file with the Transfer Agent to all of which the holder of this certificate by acceptance hereof assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

    WITNESS the facsimile seal of the Corporation and the facsimile signatures of the duly authorized officers of the Corporation.

Dated:

/s/ J. Thomas Mullis         [GRAPHIC] CORPORATE SEAL    /s/ Andrew M. Walker

                 SECRETARY                                      PRESIDENT

Countersigned and Registered:
    AMERICAN STOCK TRANSFER & TRUST COMPANY
                    (New York, New York)                     Transfer Agent
                                                              and Registrar

By

                                                          Authorized Signature

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                       ITC/\DeltaCom, Inc.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE SHALL BE REDEEMABLE AS PROVIDED IN THE CERTIFICATE OF DESIGNATION AND THE CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION AND SHALL BE CONVERTIBLE INTO THE CORPORATION'S COMMON STOCK IN THE MANNER AND ACCORDING TO THE TERMS SET FORTH IN THE CERTIFICATE OF DESIGNATION.

THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF CAPITAL STOCK. THE CORPORATION SHALL FURNISH TO ANY HOLDER UPON REQUEST AND WITHOUT CHARGE THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED BY THE CORPORATION SO FAR AS THEY HAVE BEEN FIXED AND DETERMINED AND OF THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE DESIGNATIONS, VOTING RIGHTS, PREFERENCES, LIMITATIONS AND SPECIAL RIGHTS OF THE CLASSES AND SERIES OF SECURITIES OF THE CORPORATION.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF AN INVESTMENT AGREEMENT DATED AS OF FEBRUARY 27, 2001, AS AMENDED FROM TIME TO TIME (THE "INVESTMENT AGREEMENT"). A COPY OF THE INVESTMENT AGREEMENT IS AVAILABLE UPON REQUEST FOR INSPECTION AT THE OFFICES OF THE CORPORATION.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE CORPORATION RESERVES THE RIGHT PRIOR TO ANY SUCH TRANSACTION TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE FOREGOING RESTRICTIONS.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF SHARES OF THE CORPORATION'S SERIES B-1 CUMULATIVE CONVERTIBLE PREFERRED STOCK AND WARRANTS ENTITLING THE HOLDER THEREOF TO PURCHASE THE CORPORATION'S COMMON STOCK. UNTIL THE FIRST ANNIVERSARY OF THE DATE OF INITIAL ISSUANCE OF THE CORPORATION'S SERIES B-1 CUMULATIVE CONVERTIBLE PREFERRED STOCK UNDER THE INVESTMENT AGREEMENT, THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED SEPARATELY FROM, BUT MAY BE TRANSFERRED ONLY TOGETHER WITH, SUCH WARRANTS.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

    TEN COM   -- as tenants in common
    TEN ENT   -- as tenants by the entireties
    JT TEN    -- as joint tenants with rights of
                 survivorship and not as tenants
                 in common

UNIF GIFT MIN ACT -- ________________________ Custodian _______________________
                             (Cust)                             (Minor)
                     under Uniform Gifts to Minors
                     Act ______________________________________________________
                                             (State)

    Additional abbreviations may also be used though not in the above list.

      FOR VALUE RECEIVED, ____________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
______________________________________

_______________________________________________________________________________

_______________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_______________________________________________________________________________

_______________________________________________________________________________

________________________________________________________________________ Shares
of the capital stock represented by this Certificate, and does hereby irrevocably constitute and appoint

______________________________________________________________________ Attorney
to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated __________________________________

                    X _________________________________________________________


                    X _________________________________________________________
                    NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:


By
__________________________________________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM). PURSUANT TO S.E.C. RULE 17Ad-15.